EXHIBIT 10.4

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Agreement”), dated as of February 18, 2011 is entered into by and between Greenhouse Holdings, Inc., a Nevada corporation (the “Company”) and each of the purchasers holders identified on the signature pages hereof (the “Purchasers”). Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

WHEREAS, reference is made to that certain Securities Purchase Agreement, dated October 22, 2010, by and among the Company and the Purchasers (the “Purchase Agreement”), and the other transaction documents entered into in connection therewith (collectively with the Purchase Agreement and the Debentures, the “Transaction Documents”);

WHEREAS, the parties wish to amend certain terms of the Transaction Documents.

NOW, THEREFORE, in consideration of the terms and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.           Amendment to Debentures.  The parties hereby agreed to amend the Debentures such that (a) the “Maturity Date,” as defined in the second paragraph of each of the Debentures, is hereby amended to mean May 1, 2012; and (b) for the purposes of calculating the “Monthly Redemption Date”, the “Closing Date” shall mean the date first set forth above.

2.           Issuance of Additional Debenture.  In consideration for the extension of the Maturity Date, the Company shall issue to the Purchaser an additional Debenture due ____________, 2012, with a principal amount equal to $44,828, otherwise in the form of the Debenture attached hereto as Exhibit A.

3.           Representations and Warranties of the Company.  The Company hereby makes the representations and warranties set forth below to the Purchasers as of the date of its execution of this Agreement:

(a)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder in accordance with the terms hereof.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company's stockholders in connection therewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, subject to the terms hereof and thereof, do not and will not: (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(c)           Issuance of the Securities.  The Debenture is duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

(d)           Survival and Bring Down.  All of the Company's representations and warranties contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties hereto.  The Company expressly reaffirms that each of the representations and warranties set forth in each of the Purchase Agreement (as supplemented or qualified by the disclosures in any disclosure schedule to any Purchase Agreement), continues to be true, accurate and complete in all material respects as of the date hereof (except as set forth in the disclosure schedules attached hereto) (the “Bring Down Disclosure Schedule”), and except for any representation and warranty made as of a certain date, in which case such representation and warranty shall be true, accurate and complete as of such date), and the Company hereby remakes and incorporates herein by reference each such representation and warranty (as qualified by the Bring Down Disclosure Schedule) as though made on the date of this Agreement.  No Event of Default has occurred under the Debentures.

4.           Representations and Warranties of the Purchasers.  Each Purchaser hereby makes the representation and warranty set forth below to the Company as of the date of its execution of this Agreement. Such Purchaser represents and warrants that (a) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (b) this Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

5.           Public Disclosure.  On or before 8:30 am (Eastern Time) on the second Trading Day immediately following the date hereof, the Company shall file a Current Report on Form 8-K, reasonably acceptable to the Purchasers disclosing the material terms of the transactions contemplated hereby and attaching this Agreement as an exhibit thereto. The Company shall consult with the Purchasers in issuing any other press releases with respect to the transactions contemplated hereby.

6.           Effect on Transaction Documents. Except as expressly set forth above, all of the terms and conditions of the Purchase Agreement, Debentures and Warrants shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including, but not limited to, any other obligations the Company may have to the Purchasers under the Purchase Agreement, Debentures and Warrants.  Notwithstanding the foregoing, this Agreement shall be deemed for all purposes as an amendment to any and all of the Purchase Agreement, Debentures and Warrants as required to serve the purposes hereof, and in the event of any conflict between the terms and provisions of any other of the Purchase Agreement Debentures or Warrants, on the one hand, and the terms and provisions of this Agreement, on the other hand, the terms and provisions of this Agreement shall prevail.

7.           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be provided as set forth in the Purchase Agreement.

8.           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by the terms of the Purchase Agreement.

9.           Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

GREENHOUSE HOLDINGS, INC.

By:
Name:
Title:

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SIGNATURE PAGE FOR HOLDERS FOLLOW]

[HOLDER'S SIGNATURE PAGE TO GRHU AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:
Signature of Authorized Signatory of Purchaser:
Name of Authorized Signatory:
Title of Authorized Signatory:

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